CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into as of this __ day of March, 2022 (the "Effective Date"), by and between Alchemy Advisory LLC, a Limited Liability Company organized under the laws of Puerto Rico (the "Consultant") located at 13600 Carr 968, Apt 64, Rio Grande, PR 00745, and SusGlobal Energy Corp., a Delaware corporation (the "Company") having its principal place of business at 200 Davenport Road, Toronto, ON, M5R 1J2. The Company and Consultant are collectively referred to herein as the "Parties".

WHEREAS, the Company is Environmental, Social and Governance ("ESG") complaint and ESG-oriented, with specifically focused on the recycling of municipal organic waste matter to create end-products such as compost and organic pathogen-free liquid fertilizers;

WHEREAS, Consultant is operating as a financial and business consultant;

WHEREAS, the Company desires to retain Consultant, and Consultant desire to be retained by the Company;

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

1. DUTIES.

(a) The Company hereby engages the Consultant, and the Consultant hereby accepts engagement as a strategy business consultant of the Company. It is understood and agreed, and it is the express intention of the Parties to this Agreement, that the Consultant is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. Consultant shall perform all duties and obligations as described in this Section and agrees to be available at such times as may be scheduled by the Company. It is understood, however, that the Consultant will maintain Consultant's own business in addition to providing services to the Company. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy and business-like manner. In such capacity, Consultant will utilize only materials, reports, financial information or other documentation that is approved in writing in advance by the Company.

(b) Description Of Consulting Services. The Consultant agrees, to the extent reasonably required in the conduct of its business with the Company, to place at the disposal of the Company its judgment and experience and to provide financial and business advice to the Company including, but not limited, to (i) building and maintaining a financial model for the Company, (ii) help drafting marketing materials and presentations, (iii) reviewing the Company's business requirements and discuss financing and businesses opportunities, (iv) look for potential investors and ways of growing the business, (v) anything else the Company may reasonably require from the Consultant.

2. TERM. The Term of this contract is for 6 months, at which point the contract can be extended for another 6 months, with the consent of both Parties in writing.

3.  COMPENSATION. For services rendered hereunder, the Company shall pay to the Consultant a sum of Sixty Thousand Dollars ($60,000). The cash payment is due within 10 days of the signing of this Agreement. In addition to the cash payment, the Company shall issue Ninety Five Thousand (95,000) restricted shares of the Company's common stock (the "Shares") to the Consultant. The Shares will be issued as restricted shares of common stock of the Company, along with the execution of this Agreement, and shall be registered in the registration statement that the Company is filing to up-list its common stockto a primary exchange so that the Shares will be freely tradeable upon the effectiveness of that registration statement. The Shares will have appropriate forward and reverse stock-split protections, and to emphasize for all relevant purposes, the number of Shares to be issued and delivered to the Consultant, shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Company's common stock, which may occur between the date of the execution of this Agreement, the issuance of the Shares to the Consultant, and the Company's up-listing and commencing of trading on a primary exchange. For clarity, in the event the Company undertakes a reverse stock split prior to the Company's up-listing on a national exchange, then the Company agrees to issue additional shares so that the Consultant will have an equivalent of Ninety Five Thousand (95,000) shares of common stock post reverse stock split. However, notwithstanding the foregoing, the Consultant shall at no point in time receive more than 9.99% of the Company's issued and outstanding common stock post reverse stock split of the Company's common stock. The Shares will also have a piggy-back registration rights pursuant to Section 6 herein, and will be registered whenever the Company is required or proposes to register any of its equity securities under the Securities Act (including primary and secondary registrations) in a registration statement filed with the U.S. Securities and Exchange Commission.

4. EXPENSES. The Company agrees to reimburse the Consultant from time to time, for reasonable and pre-approved in writing, including via email, out-of-pocket expenses incurred by Consultant in connection with its activities under this Agreement.

5. INVESTOR REPRESENTATIONS. The Consultant represents and warrants to the Company that:

(a) The Consultant represents that it is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to "accredited investors" under the Securities Act and similar exemptions under state law.

(b) The Consultant is acquiring the Shares solely for investment purposes, for the Consultant's own account (and/or for the account or benefit of its members or affiliates, as permitted, and not with a view to the distribution thereof and the Consultant has no present arrangement to sell the Shares to or through any person or entity.

(c) The Consultant acknowledges and understands the Shares are being transferred to it by the Company in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Shares have not been registered under the Securities Act and, if in the future the Consultant decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable Shares laws of any state or any other jurisdiction. Consultant agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Consultant may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, the Consultant agrees it will not resell the Shares.

                          (d) The Consultant is sophisticated in financial matters and is able to evaluate the risks and benefits of its investment in the Shares.

                          (e) The Consultant is aware that an investment in the Shares is highly speculative and subject to substantial risks because, among other things, the Shares are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Consultant is able to bear the economic risk of its investment in the Shares for an indefinite period of time.

                          (f) The Consultant, in making the decision to acquire the Shares, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company. The Consultant is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company's officers and directors concerning the Company has had full access to such other information concerning the Company as the Consultant has requested.

6. PIGGYBACK REGISTRATION RIGHTS. If the Company shall determine to register for sale for cash any of its securities, including in connection with any offering involving an underwriting of securities to be issued by the Company, for its own account or for the account of others (other than the Consultant), other than: (i) a registration relating solely for employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8); or (ii) a registration relating solely to a Securities Act Rule 145 transaction or a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event; the Company shall then be obligated to include in such registration statement the Shares. The Company shall promptly give to the Consultant a written notice thereof (and in no event shall such notice be given less than ten (10) calendar days (via post and electronic mail) prior to such sale for cash or the filing of such registration statement), and shall include as a right, piggy-back registration for all of the Shares specified herein; which right shall be exercisable by the Consultant by the means of a written request (via post or electronic mail) delivered by the Consultant to the Company within five (5) calendar days of the  receipt of such written notice from the Company. However, the Company may, without the consent of the Consultant, withdraw such registration statement prior to it becoming effective, if the Company and its such other stockholders elect to abandon the proposal to register the securities proposed to be registered thereby. Within one (1) day following the effectiveness of any registration statement (the "Effective Registration Statement") that registers the Shares making them eligible for re-sale by the Consultant, the Company shall issue to and maintain a legal opinion with the Company's transfer agent, listing the Consultant's Shares for resale pursuant to the Effective Registration Statement.

7. CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Consultant obtains during the Consulting period, from the Company or the Company's employees, agents or Consultants shall be for all purposes regarded and treated as strictly confidential for so long as such information remains proprietary and confidential and shall be held in trust by the Consultant solely for the Company's benefit and use and shall not be directly or indirectly disclosed by the Consultant to any person without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion.

8. INDEPENDENT CONTRACTOR STATUS. Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as an agent, employee or in any other capacity that as herein provided.

9. TERMINATION. This Agreement may be terminated by mutual consent of both Parties at any time, provided, however, that a termination shall not relieve the Company from paying the compensation already accrued.

10. NO THIRD-PARTY RIGHTS. The Parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the Parties hereto, have any interest in any of the services contemplated hereby.

11. ABSENCE OF WARRANTIES AND REPRESENTATIONS. Each party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either Party contained herein shall survive its signing and delivery.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13. ATTORNEY FEES. In the event of any controversy, claim or dispute between the Parties hereto, arising out of or in any manner relating to this Agreement or its fruition, including of an attempt to rescind or set aside this Agreement; it is hereby agreed that the prevailing Party in any such action brought shall be entitled to recover its reasonable attorney's fees and costs, irrespective of the merits of the suit, so long as the expense and the costs were incurred in connection and as a direct result of such controversy, claim, or dispute pertaining to this Agreement.

14. VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason; such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision contained herein. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the Parties hereto by a written amendment to preserve its validity and enforceability.

15. NON-DISCLOSURE OF TERMS. The terms of this Agreement shall be kept confidential, and no Party, its representative, associate, attorney or family member shall reveal its contents to any third party, except as may be required by the law or as shall be necessary to comply with the applicable laws or Parties pre-existing contractual commitments.

16. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Parties and cannot be altered or amended except by an amendment duly executed by all Parties hereto, in writing. This Agreement supersedes and replaces any and all previous agreements between the Parties, and any negotiations thereof. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the Parties.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first written above.

The Company	The Consultant

SusGlobal Energy Corp.	Alchemy Advisory LLC
a Delaware Corporation	a Puerto Rico Limited Liability Company

________________________________	________________________________
By: Marc Hazout	By: Dmitriy Shapiro
Chief Executive Officer	Founder